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        FORM OF CONFIDENTIALITY AND POST-EMPLOYMIENT ACTIVITIES AGREEMENT

A. I, _______________, the undersigned employee, have been hired/promoted into the newly created position of ______________________________ of AmeriGas Propane, Inc., a Pennsylvania corporation, which is the general partner of AmeriGas Partners, L.P. As such, I will be responsible for ___________________ of AmeriGas Partners, L.P., and its subsidiaries, partnerships and affiliates (collectively "AmeriGas") throughout the United States. During the course of my employment, I understand that AmeriGas will put me in a position of trust and confidence by placing me in charge of _____________________ throughout the United States and by disclosing to me, as well as having me develop Confidential Information about its business and

B. I am also a member of AmeriGas's Senior Management Team. As a member of AmeriGas's Senior Management Team, I routinely participate in important strategic reporting and planning meetings where highly Confidential Information and plans are disclosed, discussed and developed by the senior officers and managers of AmeriGas.

C. Accordingly, in consideration for my employment in this __________________________ position and the compensation and employee benefits that I will receive for serving in such a position, I agree to the terms of this Confidentiality and Post-Employment Activities Agreement as follows:

      1.    Recitals.

            The recitals contained in the lettered paragraphs above are hereby incorporated and made a part of this Agreement.

      2.    Definitions.

            a. The term "Confidential Information" includes, but is not limited to, information, whether in tangible form or otherwise, concerning business and marketing plans; past, present and prospective customer identities, lists, credit information and gas usage patterns; pricing and marketing

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policies and practices; financial information; acquisition and strategic plans;
and other operating policies and practices.

            b. The term "Territory" refers to each of the 50 states of the United States and such U.S. territories and foreign nations in which Americas distributes propane or otherwise sells goods or services during the one year period preceding the termination of my employment.

      3.    Confidential Information and AmeriGas Property.

            a. I will protect the Confidential Information of AmeriGas and its predecessors and affiliates from disclosure and will not divulge it during or after my employment to any other person or entity not associated with AmeriGas.

            b. All reports, manuals, memoranda, computer disks and tapes and other materials made available to me by AmeriGas during the performance of my duties are the property of AmeriGas, and I will use all such property exclusively for AmeriGas's benefit and will return it, including copies, to AmeriGas at the termination of my employment.

      4.    Prohibited Post-Employment Activities.

      For a period of two years after the termination of my employment with AmeriGas for any reason:

            a. I will not directly or indirectly solicit or service the business of any AmeriGas customer within my Territory.

            b. Except as provided in paragraphs 4(c) and 4(d) below, I will not directly or indirectly: (i) own or operate; (ii) acquire an equity or partnership interest or a controlling interest of any other kind in; (iii) accept employment from; or (iv) serve as a director, officer, partner, consultant, or advisor of or to, any business that distributes propane in my Territory or that sells goods or provides services that compete with goods sold or services provided by AmeriGas in my Territory as of the date of the termination of my employment without first obtaining the written consent of the President of

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AmeriGas Propane, Inc. Notwithstanding anything to the contrary herein, in the event that my employment is terminated by AmeriGas based upon my failure to meet the performance or financial objectives established for my position and AmeriGas, in its sole discretion, determines that such failure on my part was not deliberate, the term of enforcement for this Noncompete Provision shall be calculated in the following manner: for every twenty (20) days of severance payment that I receive, the term of enforcement for this Noncompete Provision shall equal one (1) calendar month; provided, however, that in no event will the term of enforcement for the Noncompete Provision be less than six (6) months. It is further understood and agreed that the Noncompete Provision will not prevent me from accepting employment with a business that distributes alternative energy (i.e., electricity, natural gas or fuel oil) or that sells goods or provides services in the alternative energy market.

            c. Nothing in paragraph 4(b) above shall prohibit me from passively investing in a publicly held business that competes with AmeriGas provided my investment is less than 1 % of the outstanding stock or market value of the business and I do not otherwise violate paragraph 3 of this Agreement.

            d. Nothing in paragraph 4(b) above shall prohibit me from accepting employment with a business that competes with AmeriGas in my Territory provided that I can demonstrate through clear and convincing evidence that: (i) my compensation is not based either directly or indirectly on the business operations, sales or financial performance of the competing business within my Territory, (ii) my responsibilities do not include the performance or oversight of any sales or business activities of the competing business within my Territory, and (iii) my duties with the competing business will not otherwise result in a breach of paragraph 3 of this Agreement.

            e. I will not, nor will I induce any other person or entity to employ, or offer employment, in a competing business, to any employee of AmeriGas over whom I had direct or

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indirect supervisory responsibility or with whom I worked, or who was employed by AmeriGas within my Territory during the two-year period prior to the termination of my employment.

Furthermore, I shall not induce or attempt to induce any employee to terminate his or her employment with AmeriGas.

      5.    Remedies.

            a. I understand that if I violate this Agreement, AmeriGas will suffer irreparable harm; therefore, in addition to any other remedies available to it, AmeriGas will be entitled to seek and obtain injunctive or equitable relief, including orders prohibiting violations of this Agreement.

            b. In any legal proceeding in which AmeriGas obtains injunctive or equitable relief or damages against me arising out of my violation of this Agreement, AmeriGas shall be entitled to recover from me its reasonable attorneys' fees and costs.

            c. The failure by AmeriGas to insist on my compliance with this Agreement or to enforce it in any particular circumstance will not constitute a waiver by AmeriGas of its rights to seek relief for any other or subsequent breach of this Agreement.

      6.    Additional Provisions.

            a. This Agreement shall continue to be in full force and effect without reexecution in the event that: (i) I am employed by AmeriGas in another position or transferred to another territory; (ii) I take a leave of absence; or
(iii) there are periods between active employment during which I do not perform services for AmeriGas.

            b. This Agreement was, and shall be deemed to have been, made in the State of Pennsylvania. It shall be governed by the laws of the State of Pennsylvania without regard to that State's choice of law provisions.

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            c.    The Court of Common Pleas of Montgomery County and the Federal
District Court for the Eastern District of Pennsylvania (hereafter the designated courts) shall have exclusive jurisdiction over disputes arising out of or relating to this Agreement except:

(i) if I or AmeriGas desire to add a necessary party to the action over whom the designated courts would not have personal jurisdiction; or (ii) it is necessary for me or AmeriGas to file an action or motion in another jurisdiction in order to enforce any judgment or relief obtained from the designated courts. Accordingly, both AmeriGas and I agree to submit to the jurisdiction and venue of the designated courts arid, subject to the above stated exceptions, each of us agrees to waive any right to contest personal jurisdiction and venue before such courts or to seek to transfer or otherwise object to or challenge the forums designated herein.

            d. I will disclose the existence of this Agreement to all of my prospective and actual employers. I authorize AmeriGas to disclose the existence of this Agreement and to provide a copy of this Agreement to any prospective and actual employer.

            e. I have read and understood this Agreement, believe it to be reasonable, and am signing it voluntarily. I acknowledge that my obligations under this Agreement will not impose an unreasonable economic hardship on me. I further recognize that this Agreement may be enforced against me by a court of law or equity. I also understand that the execution of this Agreement is a requirement of my employment with AmeriGas and that AmeriGas will expect me to adhere strictly to the terms of this Agreement.

            f. The provisions of this Confidentiality and Post-Employment Activities Agreement constitute the entire Agreement between myself and AmeriGas regarding AmeriGas's Confidential Information and my post-employment obligations, which Agreement cannot be varied except by a writing signed by me and the President of AmeriGas Propane, Inc. Notwithstanding the foregoing, the provisions of this Agreement are in addition to, and not a limitation or substitution of,

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nor do they supersede the provisions of the "Agreement and Understanding"
booklet or AmeriGas's Human Resources Policies.

            g. I hereby consent to AmeriGas's assignment of this Agreement to any entity that acquires through purchase, merger or otherwise, the assets or stock of, or any interest in, AmeriGas Propane or AmeriGas Partners, L.P., and its subsidiaries, partnerships and affiliates.

            h. If any provision of this Agreement shall be determined to be invalid or unenforceable to any extent, the parties to this Agreement authorize the court to modify it to the extent necessary to make the provision enforceable. If any provision of this Agreement shall be determined to be invalid or unenforceable to any extent, such invalidity shall not impair the operation of or affect the remaining provisions hereof.

Dated this ____ day of ____________ 1996.

Witness                                          Name

                                                 AmeriGas Propane, Inc., in its
                                                 own right and as general
                                                 partner of AmeriGas Partners,
                                                 L.P. and their respective
                                                 subsidiaries, partnerships and
                                                 affiliates

                                            By:
____________________________                     _______________________________
Witness                                          Name

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